SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2003

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12514	84-1246585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Four Falls Corporate Center, Suite 208
West Conshohocken, PA 19428
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:
(484) 530-1800

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

99.1	Keystone Property Trust Supplemental Information Package for the quarter ended June 30, 2003.

99.2	Press Release dated July 22, 2003 announcing results for the quarter ended June 30, 2003.

ITEM 9. REGULATION FD DISCLOSURE

The information contained in this Item 9 of this Current Report is also being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release No. 33-8216; 34-47583.

Simultaneous with the issuance of a press release on July 22, 2003 announcing the Company’s results for the quarter ended June 30, 2003, the Company intends to make available supplemental information regarding the Company’s operations. The Company is attaching the supplemental information as Exhibit 99.1 and the press release as Exhibit 99.2 to this Current Report on Form 8-K.

Note: the information in this report (including the exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Funds from Operations (FFO)

FFO, which is a commonly used measurement of the operating performance of an equity REIT, as defined by NAREIT, is defined as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and provisions on asset impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Since 1999, NAREIT has clarified the definition of FFO to include non-recurring events (except for extraordinary items) and the results of discontinued operations. The Company has adopted these clarifications as of January 1, 2002 and has presented FFO on a consistent basis for all periods presented.

Management believes the presentation of FFO is a useful disclosure as a general measure of its operating performance in the real estate industry, although the Company’s FFO may not necessarily be comparable to similarly titled measures of operating performance for other REITs. Additionally, we believe FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows, it provides investors with an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. However, FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’ operating performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity.

net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Net Operating Income

The Company presents net operating income and same store net operating income on a cash and GAAP basis because the Company believes that it provides investors with useful information regarding the operating performance of properties that are comparable for the periods presented. For properties owned since March 31, 2002, the Company determines net operating income by subtracting property operating expenses from rental and tenant reimbursement revenues. Same store net operating income is not an alternative to net income (determined in accordance with GAAP) and same store performance should not be considered and alternative to GAAP net income performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date: July 23, 2003	By:	/s/ Jeffrey E. Kelter

Jeffrey E. Kelter
President and Chief Executive Officer

Date: July 23, 2003	By:	/s/ Timothy E. McKenna

Timothy E. McKenna
Senior Vice President and
Chief Financial Officer

Date: July 23, 2003	By:	/s/ J. Peter Lloyd

J. Peter Lloyd
Vice President and
Chief Accounting Officer